EXHIBIT 5.1

McDONALD CARANO

November 1, 2023

IZEA Worldwide, Inc.
1317 Edgewater Dr, #1880
Orlando, Florida 32804

Re:     Registration Statement/Form S-8
2011 Equity Incentive Plan, As Amended and Restated October 17, 2023

Ladies and Gentlemen:

We have acted as special Nevada counsel to IZEA Worldwide, Inc., a Nevada corporation (the “Company”). At your request, we have examined the Registration Statement (the “Registration Statement”) on Form S-8 to be filed with the Securities and Exchange Commission by the Company in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,800,000 additional shares of the Company’s common stock, par value $0.0001 (the “Plan Shares”), which will be issuable under the Company’s 2011 Equity Incentive Plan, As Amended and Restated October 17, 2023 (the “Equity Incentive Plan”).

As special Nevada counsel to the Company in connection with the proposed potential issuance of the Plan Shares, we have examined the actions taken by the Company in connection with the adoption of the Equity Incentive Plan and the authorization of the issuance of the Plan Shares, and such other documents as we have deemed necessary to render this opinion. In addition, we have examined an executed copy of that certain certificate of officer of the Company dated as of the date hereof, and the Company’s articles of incorporation and bylaws, as amended and effective as of the date hereof. We have also examined such records, documents, certificates of public officials and of the Company, made such inquiries of officials or representatives of the Company, as applicable, and considered such questions of law as we have deemed necessary for the purpose of rendering the opinion set forth herein. We have relied upon the certificates of all public officials and Company officers with respect to the accuracy of all matters contained therein.

In connection with our opinion, we have also assumed the genuineness of all signatures, the legal capacity of natural personas, the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. For the purpose of the opinion rendered below, we have assumed that in connection with the issuance of the Plan Shares, the Company will receive consideration in an amount not less than the aggregate par value of the Plan Shares covered by each such issuance. We have further assumed that the Registration Statement has been declared effective pursuant to the Securities Act of 1933, as amended, and that the Equity Incentive Plan will comply with all applicable laws at the time the Plan Shares are issued pursuant to the Equity Incentive Plan.

mcdonaldcarano.com
100 West Liberty Street • Tenth Floor • Reno, Nevada 89501 • P: 775.788.2000
2300 West Sahara Avenue • Suite 1200 • Las Vegas, Nevada 89102 • P: 702.873.4100

Based upon and subject to the foregoing, it is our opinion that the Plan Shares, when issued and outstanding pursuant to the terms of the Equity Incentive Plan will be validly issued, fully paid and non-assessable.

We are qualified to practice law in the State of Nevada. The opinion set forth herein is expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect of, the laws of any other jurisdiction. We express no opinion herein concerning, and we assume no responsibility as to the laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities or bankruptcy laws, rules or regulations, any state securities or “blue sky” laws, rules or regulations or any state laws regarding fraudulent transfers. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

This opinion is issued in the State of Nevada. By issuing this opinion, McDonald Carano LLP (i) shall not be deemed to be transacting business in any other state or jurisdiction other than the State of Nevada and (ii) does not consent to the jurisdiction of any state other than the State of Nevada. Any claim or cause of action arising out of the opinions expressed herein must be brought in the State of Nevada. Your acceptance of this opinion shall constitute your agreement to the foregoing.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder. This opinion is furnished to you in connection with the above-described Form S-8 and the Registration Statement and is not to be used, circulated, quoted from or otherwise relied on for any other purpose.

Sincerely,

/s/ McDonald Carano LLP
McDONALD CARANO LLP

mcdonaldcarano.com
100 West Liberty Street • Tenth Floor • Reno, Nevada 89501 • P: 775.788.2000
2300 West Sahara Avenue • Suite 1200 • Las Vegas, Nevada 89102 • P: 702.873.4100